UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                     November 13, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 13, 2009, Merge Healthcare Incorporated (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with William Blair & Company, L.L.C., Craig-Hallum Capital Group LLC and Robert W. Baird & Co. Incorporated  (the “Placement Agents”), pursuant to which the Placement Agents agreed to use their reasonable best efforts to arrange for the sale of up to 9,084,032 shares of the Company’s common stock in a registered direct public offering (the “Registered Direct Offering”). The Company has agreed to pay the Placement Agents an aggregate fee equal to 6% of the gross proceeds received in the offering. The Company has also agreed to reimburse the Placement Agents for expenses incurred by them in connection with the offering, with a maximum expense reimbursement in such amount that, when aggregated with the 6% fee, does not exceed the lesser of $150,000 and 8% of the gross proceeds received by the Company in the offering.

The Agency Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Placement Agents for losses or damages arising out of or in connection with the sale of the securities being offered. The Company has agreed to indemnify the Placement Agents against liabilities under the Securities Act of 1933, as amended. The Company has also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

Also on November 13, 2009, the Company and certain institutional investors entered into subscription agreements (the “Subscription Agreements”) in connection with the Registered Direct Offering, pursuant to which the Company agreed to sell an aggregate of up to 9,084,032 shares of its common stock to such investors for aggregate gross proceeds, before deducting fees to the Placement Agents and other estimated offering expenses payable by the Company, of approximately $27.3 million. The purchase price for one share of common stock is $3.00.  The Registered Direct Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-161691), which became effective on November 5, 2009 (the “Registration Statement”) pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission.

The Company intends to use $18.1 million of the net proceeds from the Registered Direct Offering to prepay in full its senior secured note due June 2010 (the “Note”), which includes all amounts owed under the Note of $15.0 million and an additional amount $3.1 million payable as a result of the prepayment of the Note.  Per the terms of the Note, the Company expects to record an additional $0.6 million non-cash charge related to acceleration of costs previously being amortized over the life of the loan resulting in a $3.7 million expense in the fourth quarter of 2009.  The Company intends to use the remaining net proceeds from the Registered Direct Offering for general corporate purposes, including working capital. The Note is held by Merrick RIS, LLC (“Merrick”) and bears interest at 13.0% per annum, payable quarterly, and becomes payable in a single installment in June 2010.  As a result of the prepayment, the Company is required to pay 118% of the outstanding principal of the Note, together with accrued and unpaid interest.  The Company agreed to prepay the Note in exchange for Merrick’s agreement to waive its piggyback registration rights with respect to the Registered Direct Offering and for Merrick’s and Michael W. Ferro, Jr.’s agreement not to offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of, directly or indirectly, any of the Company’s common stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) prior to 90 days following November 13, 2009, except for transfers (i) to Mr. Ferro’s spouse, relatives or lineal descendants or ancestors, natural or adopted (collectively, “Relatives”), provided that the transferee agrees in writing to be bound by the terms of these restrictions, (ii) any trust, partnership or other entity for the direct or indirect benefit of Mr. Ferro or the Relatives, (iii) transfers upon the death of Mr. Ferro pursuant to the laws of descent and distribution or pursuant to wills, (iv) gifts, provided that the transferee agrees in writing to be bound by the terms of these restrictions, or (iv) to the Company.

Merrick RIS, LLC beneficially owns, as of September 30, 2009, 42.7% of the Company’s outstanding common stock.   Michael W. Ferro, Jr., the Company’s Chairman of the Board, and trusts for the benefit of Mr. Ferro’s family members beneficially own a majority of the equity interest in Merrick RIS, LLC.  Mr. Ferro also serves as the chairman and chief executive officer of Merrick RIS, LLC.  Accordingly, Mr. Ferro indirectly owns or controls the Note and all of the shares of common stock owned by Merrick RIS, LLC.  In addition, Justin C. Dearborn, the Company’s Chief Executive Officer and a Director, served as Managing Director and General Counsel of Merrick Ventures, LLC, an affiliate of Merrick RIS, LLC, from January 2007 until his appointment as Chief Executive Officer on June 4, 2008.

The Registered Direct Offering is expected to close on November 18, 2009, subject to the satisfaction of customary closing conditions. After giving effect to the Registered Direct Offering, as described in this Item 1.01, the Company will have 75,211,822 shares of common stock outstanding.

The foregoing summaries of the terms of the Agency Agreement and the form of Subscription Agreements are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

A shelf registration statement, as amended, relating to these securities was previously filed on September 3, 2009 and declared effective by the Securities and Exchange Commission (SEC No. 333-161691). A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.  Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  This press release does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful. A copy of the base prospectus can be obtained at the Securities and Exchange Commission's website http://www.sec.gov or via written request to Merge Healthcare Incorporated, 6737 W. Washington Street, Suite 2250, Milwaukee, Wisconsin   53214, Attn:  General Counsel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of McDermott Will & Emery LLP

10.1	Placement Agency Agreement dated November 12, 2009 by and between the Company and William Blair & Company, L.L.C., Craig-Hallum Capital Group LLC and Robert W. Baird & Co. Incorporated

10.2	Form of Subscription Agreement

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

99.1	News Release dated November 13, 2009

99.2	News Release dated November 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

November 13, 2009	/s/ Ann Mayberry-French
Ann Mayberry-French, General Counsel